TERMINATION OF MANAGEMENT AGREEMENT



          This Termination Agreement is made this 12th day of June, 1996 by and between HONESDALE MALL ASSOCIATES, a
Pennsylvania partnership ("Honesdale") and MARK CENTERS LIMITED
PARTNERSHIP, a Delaware limited partnership ("MCLP").


                          RECITALS

          A. Honesdale and MCLP are parties to a certain Management Agreement dated as of June 3, 1993 (the "Management Agreement") pursuant to which MCLP is the manager of certain property owned by Honesdale known as the Route 6 Plaza located in Honesdale Township, Wayne County, Pennsylvania (the "Property").

          B.   At the February 13, 1996 meeting of the Board of
Trustees of Mark Centers Trust, general partner of MCLP, the Board of Trustees agreed to cancel and to terminate the Management Agreement.

          C. Honesdale and MCLP are entering into this Termination Agreement in order to render the Management Agreement null and void and of no further force and effect.

          NOW THEREFORE, for and in consideration of the covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. The Management Agreement is null and void and of no further force and effect. Except as expressly provided in Paragraph 2 below, neither Honesdale nor MCLP shall have any further rights or liabilities under the Management Agreement.

          2. MCLP hereby assigns, and Honesdale hereby assumes, any and all existing contracts and permits in the name of MCLP relating to the Property. Honesdale and MCLP reaffirm the survival of Sections 6.1 and 6.2 of the Management Agreement.

          3. Honesdale hereby acknowledges receipt of all items required to be delivered by MCLP under Section 11.5 of the Management Agreement. Attached hereto as Exhibit "A" is a reconciliation of all Management Fees due to MCLP under Section
3.1 of the Management Agreement and all expense reimbursements due to MCLP under Section 2.4 of the Management Agreement, prorated through the date of this Agreement.

          IN WITNESS WHEREOF, Honesdale and MCLP have executed this Termination Agreement as of the day and year first-above written.


                              HONESDALE MALL ASSOCIATES



                              By:  /s/ Harvey Shanus
                                   Name:  Harvey Shanus
                                   Title:


                              MARK CENTERS LIMITED PARTNERSHIP, a
                              Delaware limited partnership, by
                              its general partner

                              By:  MARK CENTERS TRUST



                              By:  /s/ David S. Zook
                                   Name: David S. Zook
                                   Title:Executive Vice President